Exhibit 10.6.8

STATE OF NEW JERSEY

DEPARTMENT OF HUMAN SERVICES

DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

AND

AMERIGROUP NEW JERSEY, INC.

AGREEMENT TO PROVIDE HMO SERVICES

In accordance with Article 7, section 7.11.2A and 7.11.2B of the contract between AMERIGROUP New Jersey, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date October 1, 2000, all parties agree that the contract shall be amended, effective January 1, 2005 , as follows:

1.	Article 5, “Enrollee Services” Sections 5.2(A)10 (new); 5.2(C); 5.3.1(B)8; 5.3.2(F) (new) and 5.4(C) shall be amended as reflected in Article 5, Sections 5.2(A)10, 5.2(C), 5.3.1(B)8, 5.3.2(F) and 5.4(C) attached hereto and incorporated herein.

Exhibit 10.6.8

All other terms and conditions of the October 1, 2000 contract and subsequent amendments remain unchanged except as noted above.

The contracting parties indicate their agreement by their signatures.

	AMERIGROUP		State of New Jersey

	New Jersey, Inc.		Department of Human Services

BY:	/s/ Norine Yukon	BY:

Ann Clemency Kohler

TITLE:	President & CEO	TITLE:	Director, DMAHS

DATE:	11/23/04	DATE:

APPROVED AS TO FORM ONLY

Attorney General

State of New Jersey

BY:

Deputy Attorney General

DATE:

Exhibit 10.6.8

5.2 AID CATEGORIES ELIGIBLE FOR CONTRACTOR ENROLLMENT

A.	Except as specified in Article 5.3, all persons who are not institutionalized, belong to one of the following eligibility categories, and reside in any of the enrollment areas, as identified in Article 5.1, are in mandatory aid categories and shall be eligible for enrollment in the contractor’s plan in the manner prescribed by this contract.

1.	Aid to Families with Dependent Children (AFDC)/Temporary Assistance for Needy Families (TANF);

2.	AFDC/TANF-Related, New Jersey Care...Special Medicaid Program for Pregnant Women and Children;

3.	SSI-Aged, Blind, Disabled, and Essential Spouses;

4.	New Jersey Care...Special Medicaid programs for Aged, Blind, and Disabled;

5.	Division of Developmental Disabilities Clients including the Division of Developmental Disabilities Community Care Waiver;

6.	Medicaid only or SSI-related Aged, Blind, and Disabled;

7.	Uninsured parents/caretakers and children who are covered under NJ FamilyCare;

8.	Uninsured adults and couples without dependent children under the age of 23 who are covered under NJ FamilyCare.

9.	Restricted alien parents, excluding pregnant women.

10.	Children in DYFS custody residing in resource families.

B.	The contractor shall enroll the entire Medicaid case, i.e., all individuals included under the ten digit Medicaid identification number.

C.	DYFS. Individuals who are eligible through the Division of Youth and Family Services may enroll voluntarily, except those children in DYFS custody residing in resource families are required to enroll. All individuals eligible through DYFS shall be considered a unique Medicaid case and shall be issued an individual 12 digit Medicaid identification number, and may be enrolled in his/her own MCO.

D.	The contractor shall be responsible for keeping its network of providers informed of the enrollment status of each enrollee.

E.	Dual eligibles (Medicaid-Medicare) may voluntarily enroll.

5.3 EXCLUSIONS AND EXEMPTIONS

Persons who belong to one of the. eligible populations (defined in 5.2A) shall not be subject to mandatory enrollment if they meet one or more criteria defined in this Article. Persons who fall into an “excluded” category (Article 5.3.1A) shall not be eligible to

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Exhibit 10.6.8

9.	The following types of dual beneficiaries: Qualified Medicare Beneficiaries (QMBs) not otherwise eligible for Medicaid; Special Low-Income Medicare Beneficiaries (SLMBs); Qualified Disabled and Working Individuals (QDWIs); and Qualifying Individuals 1 and 2.

B.	The following individuals shall be excluded from the Automatic Assignment process described in Article 5.4C but may voluntarily enroll:

1.	Individuals whose Medicaid eligibility will terminate within three (3) months or less after the projected date of effective enrollment.

2.	Individuals in mandatory eligibility categories who live in a county where mandatory enrollment is not yet required based on a phase-in schedule determined by DMAHS.

3.	Individuals enrolled in or covered by either a Medicare or commercial HMO will not be enrolled in New Jersey Care 2000+ contractor unless the New Jersey Care 2000+ contractor and the Medicare/commercial HMO are the same.

4.	Individuals in the Pharmacy Lock-in or Provider Warning or Hospice programs.

5.	Individuals in eligibility categories other than AFDC/TANF, AFDC/TANF-related New Jersey Care, SSI-Aged, Blind and Disabled populations, the Division of Developmental Disabilities Community Care Waiver population, New Jersey Care - Aged, Blind and Disabled, or NJ FamilyCare Plan A.

6.	Children awaiting adoption through a private agency.

7.	Individuals identified as having more than one active eligible Medicaid number.

8.	DYFS Population.(Exception: Children in DYFS custody residing in resource families.

C.	The following individuals shall be excluded from the Automatic Assignment process:

1.	Individuals included under the same Medicaid Case Number where one or more household member(s) are exempt.

2.	Individuals participating in NJ FamilyCare Plans B, C, D, and H [Managed Care is the only program option available for these individuals].

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Exhibit 10.6.8

E.	Individuals who do not have a choice of at least two (2) PCPs within thirty (30) miles of their residence.

F.	Children in DYFS custody residing in resource families. Resource families may request an exemption for children:

1.	In short-term placements (up to 2 months)

2.	In Special Home Service Provider (SHSP) homes

3.	Whose doctors do not participate in any contractor’s plan

4.	Who use many doctors that are not part of the same MCO

5.	Without a HMO doctor in their area

5.4 ENROLLMENT OF MANAGED CARE ELIGIBLES

A.	Enrollment. The health benefits coordinator (HBC), an agent of DMAHS, shall enroll Medicaid and NJ FamilyCare applicants. The HBC will explain the contractors’ programs, answer any questions, and assist eligible individuals or, where applicable, an authorized person in selecting a contractor. The contractor may also enroll and directly market to individuals eligible for Aged, Blind, and Disabled (ABD) benefits. The contractor shall not enroll any other Medicaid-eligible beneficiary except as described in Article 5.16.1.(A).2. Except as provided in 5.16, the contractor shall not directly market to or assist managed care eligibles in completing enrollment forms. The duties of the HBC will include, but are not limited to, education, enrollment, disenrollment, transfers, assistance through the contractor’s grievance/appeal process and other problem resolutions with the contractor, and communications. The duties of the contractor, when enrolling ABD beneficiaries will include education and enrollment, as well as other activities required within this contract. The contractor shall cooperate with the HBC in developing information about its plan for dissemination to Medicaid/NJ FamilyCare beneficiaries.

B.	Individuals eligible under NJ FamilyCare may request an application via a toll-free number operated under contract for the State, through an outreach source, or from the contractor. The applications, including ABD applications taken by the contractor, may be mailed back to a State vendor. Individuals eligible under Plan A also have the option of completing the application either via a mail-in process or on site at the county welfare agency. Individuals eligible under Plan B, Plan C, Plan D, and Plan H have the option of requesting assistance from the State vendor, the contractor or one of the registered servicing centers in the community. Assistance will also be made available at State field offices (e.g. the Medical Assistance Customer Centers) and county offices (e.g. Offices on Aging for grandparent caretakers).

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Exhibit 10.6.8

C.	Automatic Assignment. Medicaid eligible persons who reside in enrollment areas that have been designated for mandatory enrollment, who qualify for AFDC/TANF, ABD, New Jersey Care...Special Medicaid programs eligibility categories, NJ FamilyCare Plan A, Children in DYFS custody residing in resource families, and SSI populations, who do not meet the exemption criteria, and who do not voluntarily choose enrollment in the contractor’s plan, shall be assigned automatically by DMAHS to a contractor.

5.5 ENROLLMENT AND COVERAGE REQUIREMENTS

A.	General. The contractor shall comply with DMAHS enrollment procedures. The contractor shall accept for enrollment any individual who selects or is assigned to the contractor’s plan, whether or not they are subject to mandatory enrollment, without regard to race, ethnicity, gender, sexual or affectional preference or orientation, age, religion, creed, color, national origin, ancestry, disability, health status or need for health services and will not use any policy or practice that has the effect of discrimination on the basis of race, color, or national origin.

B.	Coverage commencement. Coverage of enrollees shall commence at 12:00 a.m., Eastern Time, on the first day of the calendar month as specified by the DMAHS with the exceptions noted in Article 5.5. The day on which coverage commences shall be the enrollee’s effective date of enrollment.

C.	The contractor shall accept enrollment of Medicaid/NJ FamilyCare eligible persons within the defined enrollment areas in the order in which they apply or are auto-assigned to the contractor (on a random basis with equal distribution among all participating contractors) without restrictions, within contract limits. Enrollment shall be open at all times except when the contract limits have been met. A contractor shall not deny enrollment of a person with an SSI disability or New Jersey Care Disabled category who resides outside of the enrollment area. However, such enrollee with a disability shall be required to utilize the contractor’s established provider network. The contractor shall accept enrollees for enrollment throughout the duration of this contract.

D.	Enrollment timeframe. As of the effective date of enrollment, and until the enrollee is disenrolled from the contractor’s plan, the contractor shall be responsible for the provision and cost of all care and services covered by the benefits package listed in Article 4.1. Enrollees who become eligible to receive services between the 1st through the end of the month shall be eligible for Managed Care services in that month. When an enrollee is shown on the enrollment roster as covered by a contractor’s plan, the contractor shall be responsible for providing services to that person from the first day of coverage shown to the last day of the calendar month of the effective date of disenrollment. DMAHS will pay the contractor a capitation rate during this period of time.

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